                                  EXHIBIT 99

                                                                 [CONECTIV LOGO]
                                                                 News release

FOR IMMEDIATE RELEASE                                           OCTOBER 26, 2001

Investor Contact:       Bob Marshall, Conectiv (302) 429-3164
Media Contact:    Tim Brown, Conectiv (302) 283-5803

                      Conectiv Reports Third Quarter and
                          Year-to-Date 2001 Earnings
           Earnings from Core Energy Businesses on Target for 2001

WILMINGTON, Del. - Conectiv (NYSE:CIV) today reported consolidated earnings for the three and nine month periods ended September 30, 2001.

Earnings from continuing operations per Common Share for the three months ended September 30, 2001 were $0.68, which includes $0.11 per Common Share for merger-related expenses, compared with $1.09 for the third quarter of 2000.

Earnings from continuing operations per Common Share for the nine months ended September 30, 2001 were $4.31, compared with $1.90 for the same period last year.

During the second quarter of 2001, the company completed the sale of approximately 1,081 megawatts of baseload coal-fired generation to subsidiaries of NRG Energy. The company also redeemed its 50% interest in a Pedricktown, NJ cogeneration plant. These transactions resulted in a one-time after-tax gain of $216.4 million, or $2.62 per Common Share. In addition in June 2001, Conectiv announced the sale of its telecommunications subsidiary, Conectiv Communications Inc. (CCI), to Cavalier Telephone. CCI results are presented in the consolidated financial statements as discontinued operations. Year to date 2000 earnings per Common Share includes a special charge for asset sales of $0.28.

Howard E. Cosgrove, Chairman and CEO of Conectiv said "as we have previously explained, due to the transition period caused by the sale of our base load assets, we anticipated a gap in our energy earnings this year. However, we expected 2001 to be around the $1.70 to $1.80 level, and we remain on target to meet our earnings expectations for this year," said the Conectiv CEO.

Cosgrove noted that "despite the effects of a softening economy, lower power prices and tighter gross margins, our energy group was able to capitalize on their merchant capabilities and


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
effectively utilize our mid-merit assets and risk management skills to meet their earnings targets. Conectiv Power Delivery, our regulated transmission and distribution business, continues to contribute strong results, as a result of productivity gains, process-oriented improvements and a well-balanced regional economy."

The company is currently well into a $300 million, 550 megawatt expansion of the Hay Road plant near Wilmington, Delaware, with the first phase of that project commencing commercial operation earlier this summer. "We have begun to redeploy the proceeds from the sale of our baseload assets into our mid-merit initiatives," said Cosgrove. As part of its strategic focus on the 'mid-merit' generation market in the mid-Atlantic region, Conectiv currently has approximately 2,300 megawatts of mid-merit and peaking generation in the PJM power pool. Conectiv's mid-merit power plants come on line quickly in order to produce electricity when demand is high, and can be stopped quickly when demand drops.

CLASS A COMMON STOCK

Earnings per share of Class A Common Stock (NYSE:CIVA) for the three months ended September 30, 2001 were $1.07, compared with $1.08 in the third quarter of 2000. Earnings per share of Class A Common Stock for the nine months ended September 30, 2001 were $1.77, compared with $0.83 in the first nine months of 2000, primarily as a result of higher retail electric sales.

EARNINGS CONFERENCE CALL

Conectiv will host a conference call to discuss its third quarter 2001 financial results on Friday, October 26, 2001 at 10 AM EDT. Investors may telephone 1-800-289-0543 five minutes before the scheduled start of the conference call. The call will also be webcast live via the Internet at that time. The webcast can be accessed via HTTP://WWW.SHAREHOLDER.COM/CIV/MEDIALIST.CFM.

Conectiv, a Fortune 500 company headquartered in Wilmington, DE, is focused on two core energy businesses. Conectiv Power Delivery provides safe, reliable, and affordable energy service to more than one million customers in New Jersey, Delaware, Maryland, and Virginia. Conectiv Energy uses a sophisticated power-trading unit to optimize the value of a growing portfolio of "mid-merit" power plants that can start and stop quickly in response to changes in the demand for power within the PJM [Pennsylvania-New Jersey-Maryland] power pool.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") provides a "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation, provide those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statements. Forward-looking statements have been made in this Press Release. Such statements are based on beliefs of Conectiv's (the "Company's") management ("Management") as well as assumptions made by and information currently available to Management. When used herein, the words "will," "anticipate," "estimate," "expect," "objective," and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following: deregulation of energy supply and telecommunications; the unbundling of delivery services; and increasingly competitive energy and telecommunications marketplace; results of any asset dispositions; sales retention and growth; the effects of weather; federal and state regulatory actions; future litigation results; cost of construction; operating restrictions; increased costs and construction delays attributable to environmental regulations; nuclear decommissioning and the availability of reprocessing and storage facilities for spent nuclear fuel; and credit market concerns. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing list of factors pursuant to the Litigation Reform Act should not be construed as exhaustive or as admission regarding the adequacy of disclosures made prior to the effective date of the Litigation Reform Act.


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
CONECTIV
(Dollars in Thousands, except per share amounts)
(Unaudited)

                                                                  THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                       SEPTEMBER 30,
                                                               ----------------------------      ----------------------------
                                                                   2001             2000             2001             2000
                                                               -----------      -----------      -----------      -----------

Operating Revenues (1)                                         $ 1,668,976      $ 1,538,192      $ 4,962,027      $ 3,712,163
                                                               -----------      -----------      -----------      -----------

Operating Income (1), (2)                                      $   133,603      $   215,749      $   694,113      $   406,848
                                                               -----------      -----------      -----------      -----------

Income From Continuing Operations, Net of Income Taxes (3)     $    61,919      $    96,691      $   366,542      $   164,385
                                                               -----------      -----------      -----------      -----------

Discontinued Telecommunications Operations
  Loss From Operations, Net of Income Taxes                             --      $    (7,075)     $    (7,696)     $   (23,871)
                                                               -----------      -----------      -----------      -----------
  Loss From Disposal, Net of Income Taxes                               --               --      $  (118,788)              --
                                                               -----------      -----------      -----------      -----------

Income Before Extraordinary Item                               $    61,919      $    89,616      $   240,058      $   140,514
                                                               -----------      -----------      -----------      -----------

Extraordinary item--loss on extinguishment of debt             $    (2,790)              --      $    (2,790)              --
                                                               -----------      -----------      -----------      -----------

Net Income                                                     $    59,129      $    89,616      $   237,268      $   140,514
                                                               ===========      ===========      ===========      ===========
Earnings (Loss) Applicable to Common Stock
  Common stock
      Continuing operations (3)                                $    55,760      $    90,481      $   356,365      $   159,631
      Discontinued telecommunication operations
          Loss from operations                                          --           (7,075)          (7,696)         (23,871)
          Loss from disposal                                            --               --         (118,788)              --
       Extraordinary item-loss on extinguishment of debt            (2,790)              --           (2,790)
  Class A common stock                                               6,159            6,210           10,177            4,754
                                                               -----------      -----------      -----------      -----------
                                                               $    59,129      $    89,616      $   237,268      $   140,514
                                                               ===========      ===========      ===========      ===========
Average shares outstanding (000)
  Common stock                                                      82,704           82,701           82,704           84,015
  Class A common stock                                               5,742            5,742            5,742            5,742

Earnings per average share--basic and diluted
  Common stock
      Continuing operations
              Energy/Power Delivery/Other                      $      0.69      $      1.08      $      1.76      $      1.94
               Investment (losses) / gains                            0.10             0.01             0.04             0.24
               Loss on sale of HVAC and other businesses                --               --               --            (0.28)
              Gain on sale of power plants                              --               --             2.12               --
              Gain on redemption of partnership interests               --               --             0.50               --
               Merger related costs                                  (0.11)              --            (0.11)              --
                                                               -----------      -----------      -----------      -----------
                     Total continuing operations               $      0.68      $      1.09      $      4.31      $      1.90
                                                               ===========      ===========      ===========      ===========

      Discontinued telecommunication operations
          Loss from operations                                          --      $     (0.08)     $     (0.09)     $     (0.28)
          Loss from disposal                                            --               --      $     (1.44)              --
     Extraordinary item-loss on extinguishment of debt         $     (0.03)              --      $     (0.03)     $        --

  Class A common stock                                         $      1.07      $      1.08      $      1.77      $      0.83

Dividends declared per share
  Common stock                                                 $      0.22      $      0.22      $      0.66      $      0.66
  Class A common stock                                         $      0.25      $      0.80      $      1.30      $      2.40

NOTES
       (1) Operating revenues and operating income for the nine months ended September 30, 2001 include a $297.1 million pre-tax gain from the sale of power plants.


       (2) Operating income for the nine months ended September 30, 2000 includes a $25.2 million pre-tax loss on the sales of HVAC and other businesses.


       (3) The nine months ended September 30, 2001 include a $175.0 million after-tax gain ($297.1 million pre-tax) from the sale of power plants and a $41.1 million after-tax gain ($73.0 million pre-tax) from redemption of an interest in a non-utility co-generation partnership. The nine months ended September 30, 2000 reflect a $23.4 million after-tax loss ($25.2 million pre-tax) on the sales of HVAC and other businesses. After-tax earnings for the three and nine months ended September 30, 2001 include gains on investments of $8.5 million and $3.5 million, respectively. After-tax earnings for the three and nine months ended September 30, 2000 include gains on investments of $0.8 million and $20.5 million, respectively.

BUSINESS SEGMENTS


                        THREE MONTHS ENDED                   THREE MONTHS ENDED
                         SEPTEMBER 30, 2001                  SEPTEMBER 30, 2000
                         ------------------                  ------------------
                                       EARNINGS                              EARNINGS
                                    BEFORE INTEREST                        BEFORE INTEREST
BUSINESS SEGMENTS    REVENUES         AND TAXES          REVENUES             AND TAXES
                     --------         ---------          --------             ---------
                                      (Dollars in Thousands)
Energy             $1,591,065        $   77,033         $1,588,592           $  143,397
Power Delivery        216,201            78,964            212,174               83,881
HVAC                       --                --             17,203               (2,510)
All Other               1,240            (6,730)             1,923                 (998)
                   ----------        ----------         ----------           ----------
Total              $1,808,506 (1)    $  149,267 (2)     $1,819,892 (3)       $  223,770 (4)
                   ==========        ==========         ==========           ==========

      (1) Intercompany revenues that are eliminated in consolidation are included in business segment revenues as follows: Energy business segment-$138,262 and Power Delivery business segment-$1,268.

      (2) "Earnings before interest and taxes" less $14,573 of costs associated with the Conectiv/Pepco Merger, $40,458 of interest expense and preferred stock dividends and $507 of consolidation and other adjustments equals consolidated income from continuing operations before income taxes.

      (3) Includes $281,700 of intercompany revenues from the Energy business segment which are eliminated in consolidation.

      (4) "Earnings before interest and taxes" less $55,777 of interest expense and preferred stock dividends, $504 of consolidation adjustments equals consolidated income from continuing operations before income taxes.

                        NINE MONTHS ENDED                     NINE MONTHS ENDED
                        SEPTEMBER 30, 2001                  SEPTEMBER 30, 2000
                        ------------------                  ------------------
                                       EARNINGS                            EARNINGS
                                   BEFORE INTEREST                      BEFORE INTEREST
BUSINESS SEGMENTS    REVENUES         AND TAXES          REVENUES          AND TAXES
                     --------         ---------          --------          ---------
                                   (Dollars in Thousands)
Energy             $4,592,233        $  230,399         $3,598,766        $  269,903
Power Delivery        594,752           201,092            581,553           195,321
HVAC                       --                --             86,250            (7,315)
All Other               5,642           (23,725)             5,524            20,868
                   ----------        ----------         ----------        ----------
Total              $5,192,627(1)     $  407,766(2)      $4,272,093(3)     $  478,777(4)
                   ==========        ==========         ==========        ==========

      (1) The $297,140 pre-tax gain from the sale of electric generating plants is excluded from business segment revenues. Intercompany revenues that are eliminated in consolidation are included in business segment revenues as follows: Energy business segment-$526,121; Power Delivery business segment-$1,431; All Other business segments-$188.
      (2) "Earnings before interest and taxes" plus the $297,140 pre-tax gain from the sale of electric generating plants and the $73,015 pre-tax gain from the redemption of Conectiv's interests in the Pedricktown partnership and less $14,573 of costs associated with the Conectiv/Pepco Merger, $140,312 of interest expense and preferred stock dividends and $3,093 of consolidation and other adjustments equals consolidated income from continuing operations before income taxes.
      (3) Includes intercompany revenues, which are eliminated in consolidation as follows: Energy business segment-$558,428 and All Other business segments-$1,502.
      (4) Earnings before interest and taxes" less $163,691 of interest expense and preferred stock dividends, $1,512 of consolidation adjustments, and the $25,162 pre-tax loss on the sale of businesses (HVAC and two thermal heating and cooling system projects) equals consolidated income from continuing operations before income taxes.